EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 2 to Registration Statement No. 333-119596 of The Frontier Fund on Form S-1 of our report dated April 11, 2005, on The Frontier Fund and our report dated September 30, 2005, on Equinox Fund Management, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the references to us under the heading “EXPERTS” in such Prospectus.

/s/ Deloitte & Touche LLP

Princeton, New Jersey

September 30, 2005